Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-52237

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 3, 1998)

THIS DOCUMENTS CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.

                             HEALTHSOUTH Corporation

                                  $567,750,000
                         3.25% Convertible Subordinated
                               Debentures due 2003

                                       and

                       15,501,707 SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE

     The  Prospectus,  dated June 3, 1998 (the  "Prospectus"),  relating  to the offering  for  resale  of  $567,750,000  aggregate  principal  amount  of  3.25%
Convertible Subordinated Debentures due 2003 and 15,501,707 shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company"), is hereby supplemented as set forth below.

1. CHARLES SCHWAB TRUST COMPANY is added to the table of Securityholders on page 15 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:


     Principal Amount of Debentures Beneficially Owned That May be Sold         515,000
     Percentage of Debentures Outstanding                                             *
     Number of Conversion Shares That May Be Sold                                14,061
     Percentage of Common Stock Outstanding                                           *

2. The information set forth opposite the name GOLDMAN, SACHS & CO. in the table of Selling SEcurity holders on page 15 is amended as follows:

     Principal Amount of Debentures Beneficially Owned That May be Sold        4,650,000
     Percentage of Debentures Outstanding                                             *
     Number of Conversion Shares That May Be Sold                                126,962
     Percentage of Common Stock Outstanding                                           *

3. The information set forth opposite the name HSBC SECURITIES INC., in the table of Selling Securityholders on page 15 is amended as follows:

     Principal Amount of Debentures Beneficially Owned That May be Sold         5,200,000

         Percentage of Debentures Outstanding                                           *
         Number of Conversion Shares                                              141,979
         Percentage of Common Stock Outstanding                                         *

4. LEHMAN BROTHERS is added to the table of Securityholders on page 16 of the Prospe tus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

         Principal Amount of Debentures Beneficially Owned That May be Sold     1,125,000
         Percentage of Debentures Outstanding                                           *
         Number of Conversion Shares That May Be Sold                              30,716
         Percentage of Common Stock Outstanding                                         *

5. The name SBC WARBURG DILLON READ INC., in the table of Selling Securityholders on page 17 is hereby changed to WARBURG DILLON READ LLC and the information set forth opposite the name SBC WARBURG DILLON READ INC., in the table of Selling Securityholders on page 17 is amended as follows:

         Principal Amount of Debentures Beneficially Owned That May be Sold     11,463,000
         Percentage of Debentures Outstanding                                        2.01%
         Number of Conversion Shares                                               312,982
         Percentage of Common Stock Outstanding                                          *




            The date of this Prospectus Supplement is July 17, 1997.


                                      - 2 -